Exhibit 13.1

A NEW AND DYNAMIC PLATFORM FOR PRODUCTS TO SCALE. WITH:

Consumers have disrupted the product development industry by being more innovation driven; with the need for instant gratification. They are now more inclined to buy that next generation of inventive products than they were 20 years ago. The yearning for innovation has increasingly surpassed the need for brand recognition. THE PLATFORM THAT BRINGS INNOVATION TO MARKET AT LIGHT - SPEED © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential. 2 This Disruption Is The Driving Force Behind Crowdfunding Becoming A $20 Billion Industry And The Rapid Growth Of Marketplaces Like Amazon.

© 2018 Xspand Products Lab, Inc. - Proprietary and Confidential. 3 AMERICA’S RETAIL APOCALYPSE IS REALLY JUST BEGINNING

© 2018 Xspand Products Lab, Inc. - Proprietary and Confidential. 4 Source: MSN

© 2018 Xspand Products Lab, Inc. - Proprietary and Confidential. 5 THE DEATH OF BRAND LOYALTY: CULTURAL SHIFTS MEAN IT'S GONE FOREVER

© 2018 Xspand Products Lab, Inc. - Proprietary and Confidential. 6 Among The Top 100 CPG, 90% Of The Leading Household Goods Brands Are Losing Market Share On Consistently Low - growth Categories. Consumers Are Not Inclined To Be Loyal To Brands As They Once Were Because The Underlying Value Of Loyalty Itself Is No Longer Particularly Relevant. Source: Forbes

7 Innovative Products Faster - Better with Less Risk! THE XSPAND PLATFORM SOLUTION © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

FLOW OF INNOVATIVE IDEAS Edison Nation - First Open Innovation Market Place A marketplace to bring together sellers (innovators) and buyers (innovation - hungry companies) that otherwise may not have met, in the most efficient manner. • Trusted Partners • Turnkey Approach for Companies • Pre - negotiated Deals with Sellers • Seamless Communications for Buyers/Sellers • Secure Review System • Protects Integrity of IP 8 © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

Innovation Engine INNOVATION MARKETPLACE Unlocking the ingenuity of inventors around the world Platform has confidentially captured tens of thousands of invention disclosures from around the globe. FLOW OF INNOVATIVE IDEAS 9 © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

The size of the COMMUNITY directly correlates to the size of the PRIZE • Annual member growth of 91% • 50,000 subscribe to Edison Nation’s weekly newsletter • Over 500 new members every month • Over 25,000 unique visitors per month Membership growth has been organic with minimal investment in paid activity to market, advertise and promote. Innovation Engine: Community FLOW OF INNOVATIVE IDEAS 10 © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

Innovation Search Process • Design a 6 - 8 week Innovation Search in a category or for a specific product • Broadly promote the Search to EN community and employees and customers of our partner • Acquire, screen and review Ideas and IP from inventors around the world • Present the best ideas to our partners for review • Ideas/IP not selected become part of Edison Nation’s IP portfolio We have the in - house capabilities to take a simple idea and turn that idea into a physical product • We analyze, review and validate intellectual property from around the world • We research the landscape, identify new verticals, build microsites and deploy IP to pursue licensing opportunities • We create 3D renderings, prototypes and proof - of - concept models Innovation Engine: Content - Analyze & Review FLOW OF INNOVATIVE IDEAS 11 © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

Innovation Engine: Select Success Stories FLOW OF INNOVATIVE IDEAS 13 © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

Est. 1958 Custom Packaging And Logistics: $6M * Produced in US Facility Custom Designed And Manufactured Products: $10M *Produced in Asia Facilities Est. 1979 BUILT TO LAST GREAT PRODUCT MAKERS Product Development & Manufacturing 2017 Outlook 15 © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

UNIQUE DISTRIBUTION Key Partners & Customers © 2018 Xspand Products Lab, Inc - Proprietary and Confidential. 16

SCALABILITY: Ability to manufacture more than 20 million units a year JUST - IN - TIME: Lower warehouse costs, better supply chain management, better customer satisfaction, and less waste DE - RISKING: Use of our proprietary algorithm to determine likelihood of success for given product or brand ACCESS: Immediate access to factories in China which can decrease product development costs DISTRIBUTION: Distribution channels around the World OUR PLATFORM 17 © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

OPPORTUNITY • E - commerce market growing to $682 Billion by 2020 at 13% CAGR • Xspand Products Lab has recurring revenue relationships with Fortune 1000 clients like Disney, Universal and Sanofi • These clients rely on our experienced team of designers, engineers and manufacturing experts • We have a new strategy of leveraging these skills in the crowd funding space growing 250% to $18.9B in 2021 • We have capacity to manufacture more than 20 million products a year GLOBAL PRODUCT PLATFORM 20 © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

MANAGEMENT

Name	Position	EXPERIENCE
Chris Ferguson	Chief Executive Officer	• Former CEO of FTE Networks (Symbol:FTNW) • Co-founded Mercer Staffing • Co-founded Florio Group Private Equity
Kevin Ferguson	President	• Head of company since 1999 • Established and grew Fortune 1000 packaging market • E-commerce visionary
Philip Anderson	Chief Financial Officer	• Twenty+ years public company finance and operational experience • Former CFO Nasdaq:COYN and Symbol:ECIG
Bruce Bennett	Chief Product Officer	• More than 30 year experience in entertainment toys and products • Relationships with Disney, Target, Costco, Walgreens, Kmart, etc.

© 2018 Xspand Products Lab, Inc. - Proprietary and Confidential.

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OFFERING SUMMARY Issuer Xspand Products Lab, Inc. Ticker / Exchange XPLI/NASDAQ Capital Market Offering Price $5 per share Offering Size $6,000,000 – $9,000,000 Shares Offered 1,200,000 – 1,800,000 Use of Proceeds • Acquisitions of Micro - brands • Working capital including the additional associated cost for being a public company © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential. 23

This presentation may include “forward - looking statements . ” To the extent that the information in this presentation discusses financial projections, information, or expectations about Xspand Products Lab, Inc . ’s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward - looking . Such forward - looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes . ” Although Xspand Products Lab, Inc . believes that the expectations reflected in these forward - looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward - looking statements . You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in the offering statement on Form 1 - A filed by Xspand Products Lab, Inc . with the U . S . Securities and Exchange Commission (but which has not yet become qualified) . Forward - looking statements speak only as of the date of the document in which they are contained, and Xspand Products Lab, Inc . does not undertake any duty to update any forward - looking statements or any other information in this presentation, except as may be required by law . The offering discussed in this presentation will be made only by means of an offering circular . As stated above, an offering statement on Form 1 - A relating to these securities has been filed with the U . S . Securities and Exchange Commission but has not yet become qualified . This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction . No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted . No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U . S . Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date . An indication of interest made by a prospective investor in a Regulation A+ offering is non - binding and involves no obligation or commitment of any kind . Xspand Products Lab, Inc . intends to list its securities on a national exchange and doing so entails significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards . For additional information on Xspand Products Lab, Inc . , the offering and any other related topics, please review the Form 1 - A offering circular that can be found at the following location ( https : //www . sec . gov/Archives/edgar/data/ 1717556 / 000114420418012325 /tv 482028 - 1 a . htm ), which includes Risk Factors related to the offering, including those related to the business, government regulations, intellectual property and the offering in general . FORWARD LOOKING STATEMENTS © 2018 Xspand Products Lab, Inc. - Proprietary and Confidential. 22

For More Information Contact: Chris Ferguson Phone: 215 - 820 - 9299 Email: CFerguson@xsplab.com